Exhibit 99.1

InfoSpace Announces Strong First Quarter Results

First Quarter Revenue Increases 81% Year-Over-Year

BELLEVUE, Wash. (April 26, 2005) – InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the three months ended March 31, 2005.

Revenues for the first quarter of 2005 were $87.0 million, reflecting an increase of 81 percent over revenues of $48.1 million in the first quarter of 2004. Net income for the first quarter of 2005 was $93.9 million, or $2.52 per diluted share, compared to net income of $36.7 million, or $1.03 per diluted share, in the first quarter of 2004. Net income and income from continuing operations for the first quarter of 2005 include a gain from a litigation settlement, net of legal expenses and taxes, of $77.3 million, or $2.07 per diluted share. Income from continuing operations in the first quarter of 2005, excluding the gain from the litigation settlement, was $16.6 million, or $0.45 per share, compared to $5.4 million, or $0.15 per diluted share, in the first quarter of 2004.

Cash, cash equivalents, and marketable investments at March 31, 2005 totaled approximately $384 million, an increase of approximately $62 million from the fourth quarter of 2004. During the quarter, the Company completed the acquisition of Elkware GmbH, a German mobile games company, for approximately $26 million. At the end of the first quarter the Company had no debt obligations.

“InfoSpace delivered strong results in the first quarter, driven primarily by growth in our mobile business,” said Jim Voelker, chairman and chief executive officer of InfoSpace, Inc. “We are building our market position in both our search and mobile units by adding and strengthening important partnerships, expanding our content library and working to integrate our games assets across our international distribution channel.”

First Quarter Highlights and Recent Developments

•	InfoSpace extended its mobile content contract with Cingular Wireless into 2006. As Cingular’s preferred content provider, InfoSpace provides the carrier the majority of its ringtones and graphics content. InfoSpace also worked with Cingular to debut Coldplay’s “Speed of Sound” single on its mobile network prior to it being released on the radio or the Web. InfoSpace supports Cingular’s music program by helping the carrier secure licensing and exclusive rights to new songs in advance of or simultaneous to their general market release. Additionally, InfoSpace added Cingular to its growing list of games distribution partners.

•	InfoSpace signed a search distribution agreement with Microsoft’s MSN to add MSN listings to the metasearch results delivered by the Company’s branded search destination sites and distribution partner sites. InfoSpace is now the only search provider to deliver results from all of the leading search engines.

•	InfoSpace launched several new mobile gaming titles in the U.S., including Ms. Pac-Man for Prizes, Boulderdash® for Prizes™ and Pamela Anderson Exposed. In Europe, InfoSpace launched Tomb Raider, Miami Vice, Pub Fight and Pub Football expanding its relationships with carriers such as Orange, 3 and O2 and also launched as a series of “For Prizes” tournament games with Vodafone.

•	InfoSpace received settlement proceeds of approximately $83 million, pursuant to the combined Settlement Agreement in the Dreiling v. Jain, et al. derivative lawsuit, the Dreiling v. Jain, et. al. Section 16(b) case, and certain other lawsuits involving the Company. InfoSpace recorded a net gain of $77.3 million, after giving effect to legal expenses and taxes.

Segment Information and Adjusted EBITDA

Segment income for each reportable operating segment does not include allocations for general, administrative and other overhead costs, depreciation, amortization, restructuring and other charges and non-operating gains or losses.

Search & Directory

Search & Directory revenues were $48.0 million in the first quarter of 2005, an increase of $14.7 million or 44 percent from the first quarter 2004. The increase in revenue is due to growth in total paid searches, as well as growth in average revenue per paid search. During the quarter, total paid searches in North America for both search and directory were approximately 207 million, an increase of 20 percent from the prior year first quarter. Average revenue per paid search was approximately $0.18, an increase of 13 percent over the prior year first quarter. Search & Directory segment income was $21.7 million or 45 percent of revenues for the first quarter of 2005.

Mobile

Mobile revenues were $39.1 million in the first quarter of 2005, an increase of $24.2 million or 163 percent from the first quarter of 2004. The increase in revenue is due to growth in the Company’s media download business as well as a full quarter of European mobile games results. Mobile segment income totaled $10.2 million or 26 percent of revenues for the first quarter of 2005.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA was $21.9 million in the first quarter of 2005, an increase of $13.9 million or 174 percent from the first quarter of 2004. The Adjusted EBITDA results should be evaluated in light of the Company’s financial results prepared in accordance with GAAP. A table reconciling the Company’s Adjusted EBITDA to income from continuing operations in accordance with GAAP is included in a table accompanying the condensed consolidated financial statements in this release. InfoSpace’s Adjusted EBITDA results are calculated by adjusting income from continuing operations in accordance with GAAP to exclude the effects of interest income, income taxes, depreciation, amortization, litigation settlements, foreign currency gains or losses, and gains or losses from the disposal of assets, as detailed in the accompanying table.

Outlook

The Company’s guidance excludes the potential impact of any one-time gains or losses. The Adjusted EBITDA guidance below has been prepared in a manner consistent with the historical Adjusted EBITDA data provided above and in the accompanying table.

Second Quarter 2005 Outlook

For the second quarter of 2005, the Company expects revenue to be between $83 million and $85 million. The Company expects that Adjusted EBITDA will be between $17.5 million and $19.0 million, net income to be between $13.5 million and $15.0 million, and fully diluted earnings per share to be between $0.36 and $0.39 (based on 38 million fully diluted shares).

Full Year 2005 Outlook

For full year 2005, the company expects revenue to be between $375 million and $395 million, comprised of $200 million to $210 million in Search & Directory revenue, and $175 million to $185 million in Mobile revenue. The Company expects that Adjusted EBITDA will be between $92 and $100 million, net income to be between $67 million and $75 million, and fully diluted earnings per share to be between $1.75 and $1.95 (based on 38.5 million fully diluted shares).

A conference call will be held today at 2 p.m. Pacific/ 5 p.m. Eastern. The live Webcast can be accessed in the Investor Relations section of the InfoSpace corporate Web site, at http://www.infospaceinc.com. A replay of the call will be available approximately one hour after the call through May 10, 2005, at 7:30 p.m. Pacific/ 10:30 p.m. Eastern.

All information in this release is as of April 26, 2005. InfoSpace undertakes no duty to update any forward-looking statements to actual results or changes in the Company’s expectations.

About InfoSpace, Inc.

InfoSpace, Inc. (NASDAQ: INSP) is a leader in private-label search, online directory and mobile entertainment. InfoSpace consists of two divisions – Search & Directory and Mobile. The Search & Directory division uses its unique metasearch technology to power a portfolio of branded Web sites and provide private-label search and online directory services. InfoSpace Mobile is a global provider and publisher of wireless content, including ringtones, games, graphics and more, as well as infrastructure solutions that help customers build stronger brands and generate revenue. InfoSpace Mobile distributes its applications through mobile operators, including Cingular Wireless, T-Mobile, Verizon Wireless, Nextel, Sprint, Virgin Mobile, Vodafone, O2, Orange, 3, TIM and Telefonica Moviles. More information can be found at www.infospaceinc.com.

# # #

CONTACTS:

Nancy Bacchieri

Vice President – Communications

(425) 201-8722

nancy.bacchieri@infospace.com

Amina Suchoski

Communications Manager

(425) 201-8681

amina.suchoski@infospace.com

This release contains forward-looking statements relating to InfoSpace, Inc.’s products and services and future operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include without limitation statements regarding the projected results of the Company’s strategic plan and efforts to achieve long-term sustainable growth; projected financial performance for the Company for the second quarter and full year 2005; and projected segment revenue for Search & Directory and Mobile for full year 2005. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include general economic, industry and market sector conditions, the progress and costs of the development of our products and services, the timing and extent of market acceptance of those products and services, our dependence on companies to distribute our products and services, the ability to successfully integrate acquired businesses and the successful execution of the Company’s strategic initiatives. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q as filed from time to time, in the section entitled “Factors Affecting Our Operating Results, Business Prospects and Market Price of Stock.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended
	March 31, 2005	March 31, 2004
Revenues	$87,022	$48,081
Operating expenses:

Content and distribution costs	34,830	16,886
Systems and network operations	4,413	3,218
Product development	7,371	4,438
Sales and marketing	7,872	5,458
General and administrative	10,605	9,494
Depreciation	1,774	1,799
Amortization of intangible assets	4,083	1,741
Restructuring charges and other, net	—	1,041

Total operating expenses	70,948	44,075

Operating income	16,074	4,006
Net gain on equity investments	—	458
Other income, net (1)	80,154	985

Income from continuing operations before income taxes	96,228	5,449
Income tax expense (2)	(2,329)	(32)

Income from continuing operations	93,899	5,417
Income from discontinued operations, net of income taxes (3)	—	31,266

Net income	$93,899	$36,683

Earnings per share - Basic
Income from continuing operations	$2.84	$0.17
Income from discontinued operations	$—	$0.99

Basic income per share	$2.84	$1.16

Weighted average shares outstanding used in computing basic net income per share	33,054	31,456

Earnings per share - Diluted
Income from continuing operations	$2.52	$0.15
Income from discontinued operations	$—	$0.88

Diluted income per share	$2.52	$1.03

Weighted average shares outstanding used in computing diluted net income per share	37,327	35,654

(1)	Includes a gain of $79.3 in the three months ended March 31, 2005 million from the settlement of a certain litigation matter, comprised of proceeds of $83.2 million less related legal expenses.

(2)	Includes income taxes of $2.0 million related to the gain from the settlement of a certain litigation matter in the three months ended March 31, 2005.

(3)	On March 31, 2004, the sale of the Payment Solutions business was consummated. The operating results of Payment Solutions have been presented as a discontinued operation for all periods presented and includes income from operations of $2.3 million and a gain on sale of $29.0 million for the three months ended March 31, 2004.

InfoSpace, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	March 31, 2005	December 31, 2004
ASSETS
Current assets:

Cash and cash equivalents	$146,371	$85,245
Short-term investments, available-for-sale	219,608	198,410
Accounts receivable, net	69,221	57,110
Other receivables, net	5,513	7,259
Payroll tax receivable	13,214	13,214
Prepaid expenses and other current assets	5,443	3,623

Total current assets	459,370	364,861
Long-term investments, available-for-sale	18,182	38,159
Property and equipment, net	19,689	16,782
Goodwill	176,987	158,810
Other intangible assets, net	55,270	46,189
Other long-term assets	3,247	1,293

Total assets	$732,745	$626,094

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$4,513	$6,669
Accrued expenses and other current liabilities	50,714	44,031
Deferred revenue	3,617	4,750

Total current liabilities	58,844	55,450
Long-term liabilities:

Long-term deferred revenue	433	503
Deferred taxes	11,815	7,745

Total long-term liabilities	12,248	8,248
Total liabilities	71,092	63,698
Stockholders’ equity:

Preferred stock	—	—
Common stock	3	3
Additional paid-in capital	1,747,206	1,741,241
Accumulated deficit	(1,085,994)	(1,179,893)
Accumulated other comprehensive income	438	1,045

Total stockholders’ equity	661,653	562,396

Total liabilities and stockholders’ equity	$732,745	$626,094

Summary of cash and marketable investments:
Cash and cash equivalents	$146,371	$85,245
Short-term investments, available-for-sale	219,608	198,410
Long-term investments, available-for-sale	18,182	38,159

Cash and marketable investments	$384,161	$321,814

InfoSpace, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Three months ended
	March 31, 2005	March 31, 2004
Operating Activities:
Net income	$93,899	$36,683
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	—	(31,266)
Depreciation and amortization	5,857	3,540
Warrant and stock-based compensation expense	—	981
Deferred taxes	(522)	—
Bad debt expense	189	194
Net gain on equity investments	—	(458)
Other	(4)	(327)
Cash provided (used) by changes in operating assets and liabilities:

Accounts receivable	(10,809)	(13,120)
Notes and other receivables	2,500	(1,025)
Prepaid expenses and other current assets	(1,316)	(2,706)
Other long-term assets	(1,954)	(4)
Accounts payable	(2,676)	2,231
Accrued expenses and other current liabilities	3,639	2,543
Deferred revenue	(1,203)	3,669

Net cash provided by operating activities	87,600	935

Investing Activities:
Business acquisitions	(26,364)	—
Purchases of property and equipment	(4,546)	(1,900)
Proceeds from the sale of assets	—	320
Proceeds from the sale of discontinued operation	—	82,000
Proceeds from sales and maturities of investments	38,715	103,344
Purchases of investments	(40,244)	(120,981)

Net cash provided (used) by investing activities	(32,439)	62,783

Financing activities:
Proceeds from exercise of stock options	5,199	2,568
Proceeds from issuance of stock through employee stock purchase plan	766	474

Net cash provided by financing activities	5,965	3,042

Net increase in cash and cash equivalents	61,126	66,760

Cash and cash equivalents:
Beginning of period	85,245	110,908

End of period	$146,371	$177,668

InfoSpace, Inc.

Segment Information

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	March 31, 2005	March 31, 2004
Search & Directory
Revenue	$47,969	$33,259
Operating expense	26,283	19,462

Segment income (1)	21,686	13,797
Segment margin	45.2%	41.5%

Mobile
Revenue	39,053	14,822
Operating expense	28,856	11,044

Segment income (1)	10,197	3,778
Segment margin	26.1%	25.5%

Total
Total segment revenue	87,022	48,081
Total segment operating expense	55,139	30,506

Total segment income (1)	31,883	17,575
Total segment margin	36.6%	36.6%

Corporate
Operating Expenses	9,952	8,988
Depreciation	1,774	1,799
Amortization of intangible assets	4,083	1,741
Restructuring charges and other, net	—	1,041
Net gain on investments	—	(458)
Other income, net (2)	(80,154)	(985)
Income tax expense (3)	2,329	32
Income from discontinued operations (4)	—	(31,266)

	(62,016)	(19,108)

Total Net Income	$93,899	$36,683

For each of the business segments, Search & Directory and Mobile, the financial information above is used by the Company’s chief operating decision maker.

(1)	Amounts do not include allocations for general, administrative and overhead costs, depreciation and amortization expense, restructuring and other charges and non-operating gains or losses.

(2)	Includes a gain of $79.3 million in the three months ended March 31, 2005 from the settlement of a certain litigation matter, comprised of proceeds of $83.2 million less related legal expenses.

(3)	Includes income taxes of $2.0 million related to the gain from the settlement of a certain litigation matter in the three months ended March 31, 2005.

(4)	On March 31, 2004, the sale of the Payment Solutions business was consummated. The operating results of Payment Solutions have been presented as a discontinued operation for all periods presented. Income from discontinued operations is comprised of the segment results from Payment Solutions, which includes previously reported segment revenues, segment income and unallocated depreciation, amortization and corporate expenses that were attributed to Payment Solutions, less allocated income taxes and the gain on the sale of the Payment Solutions business.

InfoSpace, Inc.

Adjusted EBITDA Reconciliation to GAAP

(Unaudited)

(Amounts in thousands)

	Three months ended
	March 31, 2005	March 31, 2004
Income from continuing operations (1)	$93,899	$5,417
Depreciation	1,774	1,799
Amortization of intangible assets	4,083	1,741
Other income, net (2)	(80,154)	(985)
Income tax expense	2,329	32

Adjusted EBITDA	$21,931	$8,004

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) is a non-GAAP financial measure and is reconciled to income from continuing operations, which the Company believes to be the most comparable GAAP measure. The Company uses this non-GAAP financial measure for internal managerial purposes, when publicly providing guidance on possible future results, and as a means to evaluate period to period comparisons. The Company believes that this non-GAAP financial measure is a common measure used by investors and analysts to evaluate its performance. This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the results of operations and trends affecting the Company’s business. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, income from continuing operations in accordance with GAAP.

(1) As presented in the Unaudited Consolidated Statement of Income.

(2) Other income, net, primarily consists of the settlement of a certain litigation matter, interest income, gains or losses from the disposal of assets, and foreign currency gains or losses.